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Metris Receivables, Inc.                             Metris Master Trust                                            Monthly Report
Securityholders' Statement                              Series 1999-2                                                     Nov-2002
Section 5.2                                                                Class A                Class B                 Total
(i)  Security Amount .................................................. 500,000,000.00         49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................           0.00                    --                  0.00
(iii)  Security Interest Distributed ..................................     795,054.17                    --            795,054.17
(iv)  Principal Collections ...........................................  22,596,114.67          2,234,780.60         24,830,895.27
(v)  Finance Charge Collections .......................................  10,178,448.44          1,006,659.76         11,185,108.20
       Recoveries .....................................................     381,692.71             37,749.83            419,442.54
       Principal Funding Account Investment Earnings ..................           0.00                  0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........           0.00                  0.00                  0.00
         Total Finance Charge Collections .............................  10,560,141.15          1,044,409.59         11,604,550.74
Total Collections .....................................................  33,156,255.82          3,279,190.19         36,435,446.01
             (vi) Aggregate Amount of Principal Receivables ...........             --                    --      9,878,255,007.12
       Invested Amount (End of Month) ................................. 500,000,000.00         49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................      5.0616227%            0.5006001%            5.5622228%
       Fixed/Floating Allocation Percentage ...........................      5.0616227%            0.5006001%            5.5622228%
       Invested Amount (Beginning of Month) ........................... 500,000,000.00         49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................             --                    --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........             --                    --                    --
       Current ........................................................             --                 81.76%     8,570,202,738.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....             --                  6.19%       648,912,010.69
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....             --                  3.41%       357,961,583.34
       90 Days and Over (60+ Days Contractually Delinquent) ...........             --                  8.64%       905,519,298.73
Total Receivables .....................................................             --                100.00%    10,482,595,631.28
                (viii) Aggregate Investor Default Amount ..............             --                    --          8,406,308.51
         As a % of Average Daily Invested Amount ......................             --                    --                    --
        (Annualized based on 365 days/year) ...........................             --                    --                 18.61%
(ix)  Charge-Offs .....................................................           0.00                  0.00                  0.00%
(x)  Servicing Fee ....................................................             --                    --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................             --                    --                  0.00
(xii)  Excess Funding Account Balance .................................             --                    --                  0.00
(xiii)  New Accounts Added ............................................             --                    --                     0
(xiv)  Average Gross Portfolio Yield ..................................             --                    --                 25.70%
         Average Net Portfolio Yield ..................................             --                    --                  7.08%
(xv)  Minimum Base Rate ...............................................             --                    --                  3.91%
        Excess Spread .................................................             --                    --                  3.17%
(xvi)  Principal Funding Account Balance ..............................             --                    --                  0.00
(xvii)  Accumulation Shortfall ........................................             --                    --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period             --                    --             July 2005
        Accumulation Period Length ....................................             --                    --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........             --                    --                  0.00
        Required Reserve Account Amount ...............................             --                    --                  0.00
        Available Reserve Account Amount ..............................             --                    --                  0.00
        Covered Amount ................................................             --                    --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................             --                    --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................             --                    --                  0.00
(xxi)  Policy Claim Amount ............................................             --                    --                  0.00
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